Exhibit 3.1

NUCOR CORPORATION

BYLAWS - September 8, 2010

NUCOR CORPORATION

BYLAWS – September 8, 2010

ARTICLE I – OFFICES

Section 1. The corporation’s registered office in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2. The corporation may also have offices at such other places, within and without the State of Delaware, as the board of directors may, from time to time, determine, or the business of the corporation may require.

ARTICLE II - MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders for the election of directors shall be held at such place, within or without the State of Delaware, as may be fixed, from time to time, by the board of directors. Meetings of stockholders for any other purpose may be held at such time or place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a waiver of notice thereof.

Section 2. Annual meetings of stockholders for the election of directors shall be held on such date in May and at such time as shall be designated by the board of directors, or at such other date and time, within thirteen months after the corporation’s last annual meeting of stockholders, as shall be designated by the board of directors. At each annual meeting of stockholders, the stockholders shall by written ballot elect directors by plurality vote and transact such other business as may be properly brought before the meeting in accordance with Section 3 below.

Section 3. In order to be considered at any annual or special meeting of stockholders, a stockholder’s proposal must be a proper matter for stockholder consideration and must be made pursuant to timely notice in writing to the secretary of the corporation. A stockholder’s proposal shall be deemed a proper matter for stockholder consideration unless, pursuant to Rule 14a-8(i) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any similar or successor rule or regulation, the corporation would be entitled to omit such proposal from its proxy statement had such proposal been timely submitted to the corporation for consideration at an annual meeting of stockholders in accordance with Rule 14a-8.

Any proposal which is requested by a stockholder to be included in the corporation’s proxy statement must comply with the notice requirements set forth in the rules and regulations for stockholder proposals in solicitation of proxies promulgated by the SEC under the Exchange Act. Notice of any proposal to be presented by a stockholder at any annual meeting of stockholders which is not requested to be included in the corporation’s proxy statement shall be delivered in writing to the secretary of the corporation not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the date the corporation began mailing its proxy materials for the preceding year’s annual meeting of stockholders. Notice of any proposal to be presented by a stockholder at any special meeting of stockholders which is not requested to be included in the corporation’s proxy statement shall be delivered in writing to the secretary of the corporation not earlier than 150 calendar days before the date of the special meeting nor later than the later of 120 calendar days before the date of the special meeting or the tenth day following the day on which public announcement of the date of the special meeting was first made. Notice of any such proposal to be presented at any stockholders meeting shall include: (i) the text of the proposal to be presented, (ii) a brief written statement of the reasons for such stockholder’s support of the proposal, (iii) the name and address, as they appear on the corporation’s books, of the proposing stockholder and any Stockholder Associated Person (defined below) covered by clauses (iv) and (vi) below, (iv) (A) the class and number of shares of the corporation which are owned of record or beneficially by such stockholder and by any Stockholder Associated Person with respect to the corporation’s securities and (B) any derivative positions held of record or beneficially by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to the corporation’s securities, (v) a representation that such stockholder is entitled to vote at such meeting and intends to appear in person or by proxy to present the proposal at such meeting, (vi) a detailed description of any material interest of such stockholder or any Stockholder Associated Person in the proposal and (vii) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal. The chairman of the meeting shall determine and declare to the meeting whether a proposal was made in accordance with the foregoing procedure, and if he should determine that it was not so made, he shall so declare to the meeting and such proposal shall be disregarded.

No proposal presented by a stockholder that is not included in the corporation’s proxy statement shall be considered at any annual or special meeting except in accordance with the provisions of this Section 3. In addition, business proposed to be brought by a stockholder may not be brought before the meeting if such stockholder or a Stockholder Associated Person, as applicable, takes any action contrary to the representations made pursuant to the provisions of this Section 3 applicable to such business or if the notice of the proposal applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairman of the board or the other director exercising the chairman’s powers and duties at the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 3, and, if the chairman of the board or such other person should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be conducted.

Nothing in this Section 3 shall be deemed to affect any rights of the corporation’s stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to the rules and regulations promulgated by the SEC under the Exchange Act.

“Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and (C) any person controlling, controlled by or under common control with such Stockholder Associated Person.

Section 4. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Article IV of these bylaws stating the place, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the Delaware General Corporation Law (“DGCL”), the certificate of incorporation or these bylaws, such notice shall be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Section 5. The corporation shall prepare and make, or have prepared and made, at least 10 calendar days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 calendar days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth calendar day before the meeting date. The stockholder list shall be arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder upon reasonable notice to the corporation for any purpose germane to the meeting for a period of at least 10 calendar days prior to the meeting during ordinary business hours at the corporation’s principal place of business. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 6. Special meetings of the stockholders for any purpose or purposes may be called by the chairman of the board and shall be called by the chairman of the board or secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

Section 7. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law or by the certificate of incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of the stockholders, the Chairman of the Board or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting or as may be required by law, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. When a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before the meeting, unless the question is one upon which, by express provision of law or of the certificate of incorporation or of the bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9. Each stockholder shall have one vote for each share of stock having voting power, registered in the stockholder’s name on the stock books of the corporation as of the record date for determining the stockholders entitled to vote at the meeting. At all elections of directors, each stockholder of the corporation having voting power shall have the right of cumulative voting as provided in the certificate of incorporation.

Section 10. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed (i) by an instrument in writing subscribed by such stockholder or (ii) by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission that sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person having the right to vote at the meeting.

Section 11. Before any meeting of stockholders, the corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The inspector or inspectors of election shall have the duties and powers prescribed or authorized, as the case may be, in Section 231 of the DGCL.

ARTICLE III – DIRECTORS

Section 1. (a) The number of directors which shall constitute the whole board of directors shall be not less than three nor more than nine, the precise number to be determined from time to time by resolution of the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office shall expire. Directors shall be elected at the annual meeting of stockholders except as provided in Section 2 of this Article III. Directors shall be divided into three classes, each class to be as equal in number as possible, until the 2013 annual meeting of stockholders as set forth in Section C of Article VII of the corporation’s certificate of incorporation. Beginning with the 2013 annual meeting of stockholders, and at each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders. Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation.

(b) Only persons who are nominated in accordance with the procedures set forth in this Section 1(b) of Article III shall be eligible for election as directors at the annual meeting of stockholders. Nominations of persons for election to the board of directors may be made at a meeting of stockholders (i) by or at the direction of the board of directors, (ii) by any nominating committee of or person appointed by the board of directors, or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1(b), who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 1(b). Nominations made by any stockholder shall be made only pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the date the corporation began mailing its proxy statement for the preceding year’s annual meeting of stockholders. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person and any derivative positions held or beneficially held by the nominee, (iv) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, and (v) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such stockholder and any Stockholder Associated Person covered by clause (ii) below and (ii) (A) the number of shares of the corporation which are owned of record or beneficially by such stockholder and by any Stockholder Associated Person with respect to the corporation’s securities and (B) any derivative positions held of record or beneficially by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to the corporation’s securities, and (iii) a written statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of the corporation’s voting shares. At the request of the board of directors, any person nominated by the board of directors, or by any nominating committee of or a person appointed by the board of directors, for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

The chairman of the board or the other director exercising the chairman’s powers and duties at the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 1(b), and, if he should so determine and declare, such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 1(b), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder by the SEC with respect to the matters set forth in this Section 1(b).

Section 2. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, and, until the 2013 annual meeting of stockholders, the directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected and qualified, or until death, resignation or removal. Thereafter, the directors so chosen shall hold office until the next annual meeting of stockholders, and until their successors shall be duly elected and qualified, or until death, resignation or removal.

Section 3. The business of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 4. The board of directors, at its first meeting after each annual meeting of stockholders, shall elect a chairman of the board and one or more vice chairmen of the board from among the directors. The chairman of the board and any vice chairman of the board may be either a director who is an executive officer of the corporation or a director who is not employed by the corporation and the board shall designate at the time of election whether the chairman and any vice chairman shall serve in an executive or non-executive capacity. The compensation of the chairman of the board and any vice chairman shall be fixed by the board of directors.

Section 5. The chairman and any vice chairman of the board of directors shall hold office until their respective successors shall be duly chosen and qualified, or until death, resignation or removal. The chairman and any vice chairman of the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.

THE CHAIRMAN OF THE BOARD

Section 6. The chairman of the board shall, when present, preside at all meetings of the stockholders and of the board of directors, and, subject to the power and authority of the board of directors, shall see that all orders and resolutions of the board of directors are carried into effect. The chairman of the board shall perform such other duties and have such other powers as the board of directors may, from time to time, prescribe.

THE VICE CHAIRMAN OF THE BOARD

Section 7. The vice chairman of the board, or if there be more than one, the vice chairmen of the board, in the order determined by the board of directors, shall, in the absence or disability of the chairman of the board, perform the duties and exercise the powers of the chairman of the board, and shall perform such other duties and have such other powers as the board of directors may, from time to time, prescribe.

MEETINGS OF THE BOARD OF DIRECTORS

Section 8. The board of directors of the corporation may hold meetings, both regular and special, within or without the State of Delaware. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 9. The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of stockholders, and no notice of such first meeting shall be necessary to the newly elected directors in order legally to constitute such first meeting, provided a quorum shall be present.

Section 10. Regular meetings of the board of directors may be held without notice at such time and at such place as shall, from time to time, be determined by the board of directors.

Section 11. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, or by the Secretary at the request of a majority of the directors, on two calendar day’s notice to each director, either personally, by mail, electronic mail, courier or telefax directed to each director at that director’s address, telephone number, telefax number or electronic mail address, as the case may be, as given to the secretary of the corporation by such director, at such times and places as the chairman of the board or the Secretary shall designate.

Whenever there shall be a Lead Director appointed as provided for in the Corporate Governance Principles adopted by the board of directors, special meetings of the directors who are “independent” directors under the Corporate Governance Standards of the New York Stock Exchange may be called by the Lead Director for any purpose or purposes at any time in accordance with the notice procedures set forth in this Section 11 for calling special meetings of the board of directors.

Section 12. At all meetings of the board of directors, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 13. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if all members of the board of directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

COMMITTEES OF DIRECTORS

Section 14. The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in a committee charter approved by the board of directors and as allowed by law, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors and shall, to the extent required by the Corporate Governance Rules of the New York Stock Exchange, be constituted in accordance with, and have such duties and powers as shall be required by such Corporate Governance Rules.

Section 15. At all meetings of any committee of the board of directors, at least 50% of the directors comprising any such committee shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of such committee, except as may be otherwise specifically provided by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of any committee of the board of directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A meeting of a committee at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors serving on the committee, if any action taken is approved by at least a majority of the required quorum for the committee meeting.

Section 16. Each committee shall keep regular minutes of its meetings and report the same to the board of directors, when requested or required.

COMPENSATION OF DIRECTORS

Section 17. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors, including but not limited to additional compensation for directors who serve as committee chairs or as Lead Director. The directors shall be reimbursed for their expenses, if any, in connection with their attendance at each meeting of the board of directors or committee thereof.

ARTICLE IV – NOTICES OF STOCKHOLDERS’ MEETINGS, RECORD DATES AND WAIVER

Section 1. Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the corporation’s records. An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than 60 nor less than 10 calendar days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2 at the adjourned meeting.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 3. Whenever notice is required to be given to stockholders, directors or other persons under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the board of directors, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE V – OFFICERS

Section 1. The officers of the corporation shall be elected by the board of directors and shall consist of a chief executive officer (CEO), a Chief Financial Officer (CFO), one or more presidents, one or more vice presidents (any one or more of whom may be designated by the board of directors as a “senior” or “executive” vice president), a treasurer, a secretary and such other officers as may be appointed from time to time by the board of directors. Two or more offices may be held by the same person. The Board of Directors may in its discretion designate one of the presidents or one of the vice presidents as the Chief Operating Officer (COO) of the corporation. The CEO may appoint, one or more assistant treasurers and assistant secretaries as the CEO deems necessary or appropriate.

Section 2. The compensation of the CEO shall be fixed by a compensation committee of the board of directors constituted in accordance with the Corporate Governance Rules of the New York Stock Exchange. The compensation of the CFO, the president(s), the vice president(s), the treasurer and the secretary shall be fixed by the board of directors upon the recommendation of such compensation committee.

Section 3. The officers of the corporation shall hold office until their successors shall be duly chosen and qualified, or until death, resignation or removal. Any officer elected by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any officer may resign at any time by giving written notice to the corporation. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

THE CHIEF EXECUTIVE OFFICER (CEO)

Section 4. Subject to the provisions of these bylaws and to the direction of the Board of Directors, the CEO of the corporation shall have the responsibility for the general management and control of the business and affairs of the corporation and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to the CEO by the board of directors. Together with the CFO, the CEO shall (A) be responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) for the corporation and (B) sign the certifications required to be included as exhibits to the corporation’s periodic and annual reports to the SEC pursuant to Exchange Act Rule 13a-14.

The CEO shall have power to sign all stock certificates, contracts and other instruments of the corporation that are authorized and shall have general supervision and direction of all of the duties, employees and agents of the corporation. If the CEO is not also serving as the chairman of the board of directors, the CEO shall in the absence or disability of both the chairman of the board and any vice chairman of the board, perform the duties of the chairman of the board.

CHIEF FINANCIAL OFFICER (CFO)

Section 5. The CFO of the corporation shall have the responsibility for maintaining the financial records of the corporation and shall render from time to time an account of the results of operation and financial condition of the corporation. Together with the CEO, the CFO shall (A) be responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) for the corporation and (B) sign the certifications required to be included as exhibits to the corporation’s periodic and annual reports to the SEC pursuant to Exchange Act Rule 13a-14. The CFO shall also perform such other duties as the board of directors may from time to time prescribe.

THE PRESIDENTS

Section 6. The president, or if there be more than one, the presidents, in the order determined by the board of directors, shall, in the absence or disability of the CEO, perform the duties and exercise the powers of the CEO, and shall have such powers and duties as the board of directors may, from time to time, prescribe.

THE VICE PRESIDENTS

Section 7. The vice president, or if there be more than one, the vice presidents, in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the board of directors or the CEO may, from time to time, prescribe.

THE TREASURER

Section 8. The treasurer shall have custody of the corporation’s funds and securities, and shall keep, or have kept, accounts of receipts and disbursements in books and records of the corporation, and shall deposit, or have deposited, moneys and securities in the name and to the credit of the corporation in appropriate depositories. The treasurer shall disburse, or have disbursed, the funds of the corporation for appropriate corporate purposes and with appropriate documentation, and shall perform such other duties and have such other powers as the board of directors may, from time to time, prescribe.

THE ASSISTANT TREASURERS

Section 9. The assistant treasurer, or if there be more than one, the assistant treasurers, in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other powers as the board of directors may, from time to time, prescribe.

THE SECRETARY

Section 10. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders, and shall record the proceedings of all meetings of the board of directors and all meetings of the stockholders, and shall perform like duties for the committees of the board of directors, when required or requested. The secretary shall give, or cause to be given, notice of all special meetings of the board of directors and all meetings of the stockholders, and shall perform such other duties and have such other powers as the board of directors may, from to time, prescribe. The secretary shall keep, or have kept, in custody the seal of the corporation and affix, or have affixed, the same to any instrument requiring it and, when so affixed, it shall be attested by the secretary’s signature.

THE ASSISTANT SECRETARIES

Section 11. The assistant secretary, or if there be more than one, the assistant secretaries, in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the board of directors may, from time to time, prescribe.

ARTICLE VI – CERTIFICATES OF STOCK

Section 1. The shares of stock of the corporation shall be represented by a certificate, unless and until the Board of Directors of the corporation adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of stock in the corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board or a vice chairman of the board, the president (or CEO) or any vice president, and the treasurer (or CFO) or an assistant treasurer or the secretary or an assistant secretary of the corporation, representing the number of shares owned by the stockholder in the corporation and registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent or registrar of the corporation, whether because of death, resignation or otherwise, before such certificate has been delivered by the corporation, such certificate may be issued and delivered by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights will be set forth in full or summarized on the face or back of the certificate that the corporation will issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation will issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 3. The corporation may issue, or have issued, a new certificate or certificates of stock in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of the certificate or certificates of stock alleged to have been lost, stolen or destroyed, or by the owner’s legal representative. When authorizing such issue of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require that the owner of such allegedly lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, give to the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK CERTIFICATES AND UNCERTIFICATED SHARES

Section 4. Transfers of stock of the corporation shall be made on the books of the corporation in the manner prescribed by applicable law and these bylaws. In the case of certificated shares of stock, transfers shall be made only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and only upon the surrender to the corporation, or to the transfer agent of the corporation, of a validly outstanding certificate therefor, properly endorsed for transfer or accompanied by proper evidence of succession, assignment or authority to transfer, and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the corporation shall determine to waive such requirement. In the case of uncertificated shares of stock, transfers shall be made upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the corporation shall be marked “cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the corporation or the corporation’s transfer agent. No transfer of stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation or the corporation’s transfer agent.

ARTICLE VII – GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions, if any, of the certificate of incorporation may be declared by the board of directors at any regular or special meeting of the board of directors, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions, if any, of the certificate of incorporation. Before payment of any dividend, there may be set aside, out of any funds of the corporation available for dividends, such sum or sums as the board of directors, from time to time, in their absolute discretion, believe appropriate.

REGISTERED STOCKHOLDERS

Section 2. The corporation shall be entitled to recognize the exclusive right of a person registered on the corporation’s stock books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on the corporation’s stock books as the owner of shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

SURVIVAL OF INDEMNIFICATION RIGHTS

Section 3. The rights to indemnification and advancement of expenses conferred by Article VIII of the certificate of incorporation of the corporation shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment, alteration or repeal of Article VIII of the certificate of incorporation shall not adversely affect any right or protection thereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

FISCAL YEAR

Section 4. The fiscal year of the corporation shall be the calendar year, unless otherwise fixed by resolution of the board of directors.

SEAL

Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the state in which incorporated. The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in another manner reproduced.

CONSTRUCTION OF BYLAWS

Section 6. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person.

ARTICLE VIII - AMENDMENTS TO BYLAWS

Section 1. These bylaws may be amended, altered, or repealed as follows: (a) at any regular or special meeting of the board of directors, but only if notice of such amendment, alteration, or repeal is contained in the notice of such special meeting, or (b) at any annual meeting of stockholders by the affirmative vote of the holders of at least seventy percent (70%) of each class of stock outstanding and entitled to vote at any meeting of stockholders, or (c) at any special meeting of stockholders, by the affirmative vote of at least seventy percent (70%) of each class of stock outstanding and entitled to vote at any meeting of stockholders if notice of such amendment, alteration or repeal is contained in the notice of such special meeting.